Exhibit 99.6

1018, Tower B 500 Yunjin Road Shanghai, 200232, China Tel: 86 (21) 5407 5836 Fax: 86 (21) 3209 8500 www.frost.com

March 8, 2019

ATIF Holdings Limited

Suite 3803, 5th Building, Dachong

International Centre, Nanshan District,

Shenzhen, 518000

People’s Republic of China

Re: Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

Ladies and Gentlemen,

We understand that ATIF Holdings Limited (the “Company”) has filed a draft registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “China Financial Services Industry Independent Market Research” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

1018, Tower B 500 Yunjin Road Shanghai, 200232, China Tel: 86 (21) 5407 5836 Fax: 86 (21) 3209 8500 www.frost.com

Yours faithfully
For and on behalf of
Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Jessica Lau
Name: Jessica Lau
Title: Director